Consent of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Immune Therapeutics, Inc.

Orlando, Florida

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Immune Therapeutics, Inc. of our report dated April 2, 2018 relating to the financial statements as of December 31, 2017 and 2016 and for the years then ended, which appears in Immune Therapeutics, Inc.’s Form 10-K.

/s/ Turner, Stone & Company, L.L.P

Certified Public Accountants
Dallas, Texas
October 10, 2018